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                                                                   Exhibit 10.41

                                                                      Fleet Bank


June 20, 1997



Mr. John E. MacPhee
Director of Finance & Treasury
Peritus Software Services, Inc.
304 Concord Road
Billerica, MA  01821


BY TELECOPIER
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Dear John:

Reference is hereby made to the Letter Agreement (the "Agreement") dated September 6, 1996, and amended as of March 30, 1997, by and between Peritus Software Services, Inc. ("Peritus" or the "Company") and Fleet National Bank (the "Bank"). We are pleased to inform you that we have approved an extension of the Expiration Date from June 30, 1997 to June 30, 1998. In addition, upon completion of an Initial Public Offering generating gross proceeds of at least $15,000,000, the quarterly facility fee shall drop from $4,375 to $3,125. Nothing herein shall be deemed to constitute a waiver, release or amendment of any other terms of the agreement.

The Borrower represents and warrants that the execution of this amendment has been duly authorized by the Borrower by all necessary corporate and other action and that the execution will not conflict with, violate the provisions of, or cause a default or constitute an event which, with the passage of time or giving of notice or both, could cause a default on the part of the Borrower under its charter documents or by-laws or under any contract, agreement, law, rule, order, ordinance, franchise, instrument or other document, or result in the imposition of any lien or encumbrance on any property or asset of the Borrower.

The Borrower further represents that this agreement and the attached Allonge to Promissory Note each represent legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms. In addition, the statements, representations and warranties made in the Agreement continue to be correct as of the date hereof and the Borrower is in compliance with all terms of the Agreement. Except as expressly affected hereby, the Agreement remains in full force and effect as heretofore.
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John, we are pleased to extend the Agreement and look forward to continuing our relationship with Peritus. Please sign below and execute the attached Allonge to evidence your acceptance of this amendment.


Sincerely,



/s/ Thomas W. Davies
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Thomas W. Davies
Senior Vice President
High Technology Group


Agreed and Accepted /s/ John E. MacPhee    Date:  6/26/97
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              by:       John E. MacPhee
           title:       Director of Finance and Treasurer